Exhibit 99.2
May 1, 2025

Fellow Shareholders:

First quarter revenue increased 43% year-over-year, driven by strong Insurance and Home segment profit growth. Further, all three reportable segments generated YoY revenue growth in the period. The Insurance business again led the way, increasing revenue 71% from the prior year despite operating with a regulatory headwind for part of the quarter, which has now been removed. As expected, the lending businesses generated solid growth. Our Home segment increased revenue by 22% as demand for home equity loans remains healthy from both customers and our growing network of lenders. The Consumer segment saw 9% revenue growth led by another strong quarterly performance for small business and personal loans.

We recorded $24.6 million of Adjusted EBITDA in the first quarter, which was negatively impacted by regulatory headwinds and non-recurring expense items. We are seeing improvements in those areas already in the second quarter. These positive impacts are reflected in our updated financial outlook.

We believe Insurance remains in an extended growth cycle following a historic period of increases in personal auto premiums nationally. We expect the business will generate another year of revenue growth in 2025, while the team remains focused on optimizing our marketing mix to deliver segment profit margin improvement.

In our Consumer segment the small business loan team had another strong performance with 48% YoY revenue growth. Over the last year we have increased the size of our concierge sales team by more than 50%, directly improving service levels and conversion rates for our small business customers. The resulting revenue growth has allowed us to reinvest into additional customer acquisition marketing, driving an increase in media impression share that led to a 27% increase in Q1 customer volume on our network. The increased share also helped improve the mix of high-quality, high-intent small business owners who are actively searching for financing with us. The small business product exemplifies the flywheel benefit of our marketplace business, as revenue growth powers increased funding for customer marketing which results in improved unit economics for the company.

We are optimistic about the remainder of this year. We expect the Insurance segment to continue growing revenue with a favorable carrier profitability backdrop, while our Consumer and Home lending businesses should continue to benefit from our strong market position. We are confident that ongoing expense discipline and targeted growth initiatives will continue to drive strong performance for the company, and our healthy cash balance along with future cash flows provide us with the liquidity to comfortably meet our July debt maturity.

Q1.2025	1

SUMMARY CONSOLIDATED FINANCIALS
(millions, except per share amounts)	2025	2024				Y/Y
	Q1	Q4	Q3	Q2	Q1	% Change

Total revenue	$239.7	$261.5	$260.8	$210.1	$167.8	43%

(Loss) income before income taxes	$(14.8)	$9.1	$(57.5)	$9.4	$1.6	(1,025)%
Income tax benefit (expense)	$2.4	$(1.6)	$(0.5)	$(1.6)	$(0.6)	(500)%
Net (loss) income	$(12.4)	$7.5	$(58.0)	$7.8	$1.0	(1,340)%
Net (loss) income % of revenue	(5)%	3%	(22)%	4%	1%

Income (loss) per share
Basic	$(0.92)	$0.56	$(4.34)	$0.58	$0.08
Diluted	$(0.92)	$0.55	$(4.34)	$0.58	$0.08

Variable marketing margin
Total revenue	$239.7	$261.5	$260.8	$210.1	$167.8	43%
Variable marketing expense (1) (2)	$(162.0)	$(174.8)	$(183.6)	$(139.2)	$(98.4)	65%
Variable marketing margin (2)	$77.7	$86.7	$77.2	$70.9	$69.4	12%
Variable marketing margin % of revenue (2)	32%	33%	30%	34%	41%

Adjusted EBITDA (2)	$24.6	$32.2	$26.9	$23.5	$21.6	14%
Adjusted EBITDA % of revenue (2)	10%	12%	10%	11%	13%

Adjusted net income (2)	$13.5	$15.8	$10.9	$7.2	$9.2	47%

Adjusted net income per share (2)	$0.99	$1.16	$0.80	$0.54	$0.70	41%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Q1.2025	2

Q1 2025 CONSOLIDATED RESULTS

Consolidated revenue of $239.7 million increased 43% from the prior year. Insurance revenue grew 71% in the period, followed by 22% growth in Home and a 9% increase in Consumer revenue.

GAAP net income was $(12.4) million, or $(0.92) per diluted share, inclusive of a $15M increase in our litigation reserve following a preliminary agreement on the terms of settlement in the Mantha case, following mediation, which is not final and subject to approval by the court.

Variable Marketing Margin of $77.7 million increased 12% over prior year.

Adjusted EBITDA was $24.6 million, a 10% margin on revenue.

Adjusted net income of $13.5 million translates to $0.99 per share.

Q1.2025	3

SEGMENT RESULTS

(millions)	2025	2024				Y/Y
	Q1	Q4	Q3	Q2	Q1	% Change
Home (1)
Revenue	$37.0	$34.0	$32.2	$32.2	$30.4	22%
Segment profit	$13.1	$11.7	$9.3	$9.3	$9.6	36%
Segment profit % of revenue	35%	34%	29%	29%	32%

Consumer (2)
Revenue	$56.0	$55.6	$59.5	$55.9	$51.5	9%
Segment profit	$27.1	$28.2	$28.0	$26.9	$27.4	(1)%
Segment profit % of revenue	48%	51%	47%	48%	53%

Insurance (3)
Revenue	$146.7	$171.7	$169.1	$122.1	$85.9	71%
Segment profit	$38.7	$48.0	$41.4	$36.4	$33.4	16%
Segment profit % of revenue	26%	28%	24%	30%	39%

Other Category (4)
Revenue	$—	$0.2	$—	$—	$—	—%
Profit (loss)	$—	$—	$—	$(0.1)	$—	—%

Total
Revenue	$239.7	$261.5	$260.8	$210.1	$167.8	43%
Segment profit	$79.0	$87.9	$78.6	$72.5	$70.5	12%
Segment profit % of revenue	33%	34%	30%	35%	42%

Brand marketing expense (5)	$(1.3)	$(1.2)	$(1.4)	$(1.6)	$(1.1)	18%

Variable marketing margin	$77.7	$86.7	$77.2	$70.9	$69.4	12%
Variable marketing margin % of revenue	32%	33%	30%	34%	41%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, and home equity loans.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, auto loans, deposit accounts, and debt settlement. We ceased offering the student loan product in 1Q25.
(3)	The Insurance segment consists of insurance quote products and sales of insurance policies.
(4)	The Other category primarily includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Q1.2025	4

HOME

Home segment revenue of $37.0 million and profit of $13.1 million grew 22% and 36% YoY, respectively. The business continues to rebound from what we believe was the bottom of this mortgage cycle last year. Home equity revenue of $25.8M was up 24% YoY, continuing its trend as the largest contributor to the segment.

Our outlook for home equity remains positive. According to TransUnion, at the end of 2024 total tappable home equity in the U.S. was $20.9 trillion, up 3% YoY and an increase of 63% since the end of 2017. The historically high level of home equity drove 10% YoY loan origination growth in 4Q24, as measured by number of new accounts.

The environment for the purchase mortgage market is also beginning to improve. According to the National Association of Realtors, inventory of existing homes for sale in the U.S. increased 20% YoY in March to 1.33 million units, and has grown by a double-digit percentage each of the last 12 months. Annual home price growth has slowed to 3% most recently, following several years of double-digit annual growth that began during the summer of 2020. Persistently higher mortgage rates and increased economic uncertainty stemming from U.S. policy are having an offsetting impact on the inventory and price benefits at the moment.

CONSUMER

Our Consumer segment revenue of $56.0 million grew 9% YoY, while segment profit of $27.1 million was down 1%. Underwriting criteria for lenders on our network was broadly stable in the first quarter, as a positive employment environment and lower pace of inflation compared to more recent periods presents an attractive underwriting environment for many loan types.

Personal loan revenue of $23.4 million grew 16% YoY. Loans originated for customers grew by 26% YoY. The first quarter of 2025 marks the third consecutive period of positive YoY revenue growth. In March last year we saw appetite from many personal loan originators begin to firm following a prolonged period of historically high consumer price inflation. We responded by leaning into targeted marketing spend for the product to capitalize on the improving fundamentals, which we credit for the recent consistent growth in the business. We remain optimistic that the combination of record consumer credit card debt outstanding and a stable underwriting backdrop will drive forward growth.

Small business revenue grew 48% from the prior year period and 26% sequentially. The investment in growth of our concierge sales team has strengthened our renewal and lender bonus revenue streams. Improved unit economics from this investment has allowed us to increase our marketing spend to capture more high-intent small business owners searching for new loans. We forecast small business will generate record revenue for us in 2025.

Q1.2025	5

INSURANCE

Revenue of $146.7 million increased 71% YoY, and segment profit of $38.7 million was up 16%. As we noted in our previous earnings release, Q4 Insurance revenue benefited from an unexpectedly large budget allocation from one carrier partner. The absence of this extra budget in Q1 created a larger than normal sequential revenue decline. Performance in the first quarter was also negatively impacted by the implementation of changes to our consumer experience to comply with the FCC's one-to-one consent rule. However, following a Federal appeals court opinion that struck down the rule at the end of January we were able to revert to our previous experience.

We expect the Insurance segment will return to a more normalized growth pattern in 2025 following a historic year of performance last year. As the pace of growth moderates, we are focused on optimizing our marketing mix and growing channels outside of internet search. Our goal is to retain the same level of quality, high-intent consumer traffic while seeking to lower our overall marketing cost to improve margin in this business.

BALANCE SHEET

At quarter-end we held $126 million of cash on the balance sheet. In March we tapped the $50 million remaining on our Apollo delayed draw facility and repurchased $20 million of our convertible notes maturing in July at a small discount. Our current cash balance and future cashflows will allow us to meet the remaining $95 million convertible note balance at maturity. Our next debt maturity is termed out to September 2028.

During the quarter our corporate credit rating was upgraded to "B" with a positive outlook by S&P, reflective of our improved AEBITDA profile and reduced leverage. We continue to explore opportunities to reduce our cost of debt capital as our credit profile improves.

FINANCIAL OUTLOOK*

Today we are updating our outlook for full-year 2025 and introducing our outlook for the second quarter.

Full-year 2025:
▪Revenue of $955 - $995 million compared to the prior range of $985 - $1,025 million
▪Variable Marketing Margin of $319 - $332 million compared to $319 - $336 million previously
▪Adjusted EBITDA of $116 - $124 million versus the $116 - $126 million prior range
Second-quarter 2025:
▪Revenue: $241 - $248 million
▪Variable Marketing Margin: $80 - $84 million
▪Adjusted EBITDA: $29 - $31 million

*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax considerations have in the past, and may in the future, significantly affect GAAP results in a particular period.

Q1.2025	6

CONCLUSION

We remain optimistic regarding the company's financial performance for the rest of this year. Our strengthening results are broad based, as each of our three reportable segments increased revenues during this quarter when compared to the previous year. The Insurance segment, despite navigating regulatory changes in Q1, is positioned well to continue growing following last year’s record performance. The Home segment has benefited from consistent demand for home equity loans from both our customers and lender partners. Meanwhile, the Consumer segment results continue to improve, supported by a rise in small business and personal loan demand. Finally, our balance sheet continues to strengthen which should help lower the amount of interest expense we pay over time.

Thank you for your continued support.

Sincerely,

Doug Lebda                Jason Bengel
Chairman & CEO            CFO

LendingTree, Inc.

Investor Relations: investors@lendingtree.com	Media Relations: press@lendingtree.com

Q1.2025	7

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands, except per share amounts)
Revenue	$239,728	$167,768
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	9,908	8,545
Selling and marketing expense (1)	172,751	108,176
General and administrative expense (1)	30,660	25,796
Product development (1)	11,904	11,857
Depreciation	4,297	4,667
Amortization of intangibles	1,307	1,489
Restructuring and severance (1)	798	23
Litigation settlements and contingencies	15,212	36
Total costs and expenses	246,837	160,589
Operating (loss) income	(7,109)	7,179
Other income (expense), net:
Interest expense, net	(9,084)	(6,638)
Other income	1,388	1,034
(Loss) income before income taxes	(14,805)	1,575
Income tax benefit (expense)	2,430	(559)
Net (loss) income and comprehensive (loss) income	$(12,375)	$1,016

Weighted average shares outstanding:
Basic	13,441	13,100
Diluted	13,441	13,276
Net (loss) income per share:
Basic	$(0.92)	$0.08
Diluted	$(0.92)	$0.08

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$(30)	$95
Selling and marketing expense	657	1,024
General and administrative expense	8,371	5,333
Product development	869	1,337
Restructuring and severance	60	—

Q1.2025	8

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2025	December 31, 2024
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$126,390	$106,594
Accounts receivable, net	85,241	97,790
Prepaid and other current assets	41,626	34,078
Assets held for sale	1,221	—
Total current assets	254,478	238,462
Property and equipment, net	40,565	42,780
Operating lease right-of-use assets	51,397	52,557
Goodwill	381,539	381,539
Intangible assets, net	41,976	43,283
Equity investments	1,700	1,700
Other non-current assets	5,448	7,353
Total assets	$777,103	$767,674

LIABILITIES:
Current portion of long-term debt	$106,027	$124,931
Accounts payable, trade	6,043	8,360
Accrued expenses and other current liabilities	100,470	107,185
Total current liabilities	212,540	240,476
Long-term debt	387,661	344,124
Operating lease liabilities	67,726	69,238
Deferred income tax liabilities	5,280	4,884
Other non-current liabilities	153	131
Total liabilities	673,360	658,853
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $0.01 par value; 50,000,000 shares authorized; 16,889,299 and 16,746,556 shares issued, respectively, and 13,533,833 and 13,391,090 shares outstanding, respectively	169	167
Additional paid-in capital	1,261,534	1,254,239
Accumulated deficit	(891,782)	(879,407)
Treasury stock; 3,355,466 and 3,355,466 shares, respectively	(266,178)	(266,178)
Total shareholders' equity	103,743	108,821
Total liabilities and shareholders' equity	$777,103	$767,674

Q1.2025	9

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Cash flows from operating activities:
Net (loss) income and comprehensive (loss) income	$(12,375)	$1,016
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on impairments and disposal of assets	254	368
Amortization of intangibles	1,307	1,489
Depreciation	4,297	4,667
Non-cash compensation expense	9,927	7,789
Deferred income taxes	396	128
Bad debt expense	86	(129)
Amortization of debt issuance costs	473	612
Amortization of debt discount	103	6
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	(227)	(1,007)
Gain on settlement of convertible debt	(266)	—
Changes in current assets and liabilities:
Accounts receivable	12,463	(8,235)
Prepaid and other current assets	(4,680)	(2,034)
Accounts payable, accrued expenses and other current liabilities	(8,798)	797
Income taxes receivable	(3,252)	86
Other, net	82	155
Net cash (used in) provided by operating activities	(210)	5,708
Cash flows from investing activities:
Capital expenditures	(3,414)	(2,746)
Net cash used in investing activities	(3,414)	(2,746)
Cash flows from financing activities:
Proceeds from term loan	50,000	125,000
Repayment of term loan	(3,750)	(625)
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(2,630)	(1,422)
Repurchase of 0.50% Convertible Senior Notes	(19,700)	—
Payment of debt issuance costs	(500)	(4,085)
Payment of original issue discount	—	(3,125)
Net cash provided by financing activities	23,420	115,743
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	19,796	118,705
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	106,594	112,056
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$126,390	$230,761

Q1.2025	10

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense, the most directly comparable GAAP measure, to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in thousands)
Selling and marketing expense	$172,751	$185,858	$193,542	$148,387	$108,176
Non-variable selling and marketing expense (1)	(10,750)	(11,084)	(9,976)	(9,140)	(9,855)
Variable marketing expense	$162,001	$174,774	$183,566	$139,247	$98,321

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

Q1.2025	11

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net (loss) income, the most directly comparable GAAP measure, to variable marketing margin and net (loss) income % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in thousands, except percentages)
Net (loss) income	$(12,375)	$7,506	$(57,978)	$7,752	$1,016
Net (loss) income % of revenue	(5)%	3%	(22)%	4%	1%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	9,908	9,744	9,372	8,411	8,545
Non-variable selling and marketing expense (1)	10,750	11,084	9,976	9,140	9,855
General and administrative expense	30,660	29,111	26,680	27,118	25,796
Product development	11,904	12,937	11,190	10,374	11,857
Depreciation	4,297	4,448	4,584	4,601	4,667
Amortization of intangibles	1,307	1,467	1,466	1,467	1,489
Restructuring and severance	798	10	273	202	23
Litigation settlements and contingencies	15,212	6	3,762	(7)	36
Interest expense (income), net	9,084	9,950	10,060	1,201	6,638
Other (income) expense	(1,388)	(1,143)	57,391	(1,052)	(1,034)
Income tax (benefit) expense	(2,430)	1,628	447	1,686	559
Variable marketing margin	$77,727	$86,748	$77,223	$70,893	$69,447
Variable marketing margin % of revenue	32%	33%	30%	34%	41%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

Q1.2025	12

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net (loss) income, the most directly comparable GAAP measure, to adjusted EBITDA and net (loss) income % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in thousands, except percentages)
Net (loss) income	$(12,375)	$7,506	$(57,978)	$7,752	$1,016
Net (loss) income % of revenue	(5)%	3%	(22)%	4%	1%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	1,307	1,467	1,466	1,467	1,489
Depreciation	4,297	4,448	4,584	4,601	4,667
Restructuring and severance	798	10	273	202	23
Loss on impairments and disposal of assets	254	1,797	6	413	368
Loss on impairment of investments	—	—	58,376	—	—
Non-cash compensation	9,867	6,494	6,859	7,437	7,789
Litigation settlements and contingencies	15,212	6	3,762	(7)	36
Interest expense (income), net	9,084	9,950	10,060	1,201	6,638
Dividend income	(1,388)	(1,144)	(982)	(1,225)	(1,034)
Income tax (benefit) expense	(2,430)	1,628	447	1,686	559
Adjusted EBITDA	$24,626	$32,162	$26,873	$23,527	$21,551
Adjusted EBITDA % of revenue	10%	12%	10%	11%	13%

Q1.2025	13

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net (loss) income, the most directly comparable GAAP measure, to adjusted net income and net (loss) income per diluted share to adjusted net income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in thousands, except per share amounts)
Net (loss) income	$(12,375)	$7,506	$(57,978)	$7,752	$1,016
Adjustments to reconcile to adjusted net income:
Restructuring and severance	798	10	273	202	23
Loss on impairments and disposal of assets	254	1,797	6	413	368
Loss on impairment of investments	—	—	58,376	—	—
Non-cash compensation	9,867	6,494	6,859	7,437	7,789
Litigation settlements and contingencies	15,212	6	3,762	(7)	36
Gain on extinguishment of debt	(266)	—	(416)	(8,619)	—
Adjusted net income	$13,490	$15,813	$10,882	$7,178	$9,232

Net (loss) income per diluted share	$(0.92)	$0.55	$(4.34)	$0.58	$0.08
Adjustments to reconcile net (loss) income to adjusted net income	1.92	0.61	5.16	(0.04)	0.62
Adjustments to reconcile effect of dilutive securities	(0.01)	—	(0.02)	—	—
Adjusted net income per share	$0.99	$1.16	$0.80	$0.54	$0.70

Adjusted weighted average diluted shares outstanding	13,686	13,591	13,555	13,407	13,276
Effect of dilutive securities	245	—	206	—	—
Weighted average diluted shares outstanding	13,441	13,591	13,349	13,407	13,276
Effect of dilutive securities	—	224	—	150	176
Weighted average basic shares outstanding	13,441	13,367	13,349	13,257	13,100

Q1.2025	14

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•Variable marketing expense
•Variable marketing margin
•Variable marketing margin % of revenue
•Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•Adjusted EBITDA % of revenue
•Adjusted net income
•Adjusted net income per share

Variable marketing expense, variable marketing margin and variable marketing margin % of revenue are related measures of the effectiveness of the Company’s marketing efforts. Variable marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing, and related expenses, and excludes overhead, fixed costs, and personnel-related expenses. Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing expense. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP net income and GAAP net income per diluted share by enabling investors to make period to period comparisons of those components of the most directly comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, restructuring and severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, contributions to the LendingTree Foundation, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments, any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and income tax (benefit) expense from a full valuation allowance. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income and GAAP net income per diluted share.

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These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures
Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income (loss) excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) contributions to the LendingTree Foundation (9) dividend income, and (10) one-time items.

Adjusted net income is defined as net income (loss) excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) contributions to the LendingTree Foundation, (10) one-time items, (11) the effects to income taxes of the aforementioned adjustments, (12) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and (13) income tax (benefit) expense from a full valuation allowance.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share if their inclusion would be dilutive.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items
Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

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Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates and inflation; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; effects of changing laws, rules or regulations on our business model; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2024, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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